===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549



                                   FORM 8-K/A


                                AMENDMENT NO. 1


                         AMENDMENT TO CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported):  February 16, 1996




                              KUHLMAN CORPORATION
            (Exact Name of Registrant as Specified in its Charter)






         Delaware                    1-7695                   58-2058047
     (State or other         (Commission File Number)        (IRS Employer
     Jurisdiciton of                                      Identification No.)
     Incorporation)

                3 Skidaway Village Square, Savannah, Georgia     31411
                  (Address of Principal Executive Office)      (Zip Code)

       Registrant's telephone number, including area code: (912) 598-7809



                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

===============================================================================

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)     Financial Statements of Business Acquired
                   See Index to Financial Statements and Pro
                   Forma Financial Information on page F-1
                   and pages referenced hereon.

        (b)     Pro Forma Financial Information
                   See Index to Financial Statements and Pro
                   Forma Financial Information on page F-1
                   and pages referenced hereon.

        (c)     Exhibits

        (2)(a) Offer to Purchase dated November 29, 1995 by Kuhlman Acquisition Corp. (incorporated by reference to Exhibit
                (a)(1) to Schedule 14D-1 of Kuhlman Acquisition Corp. and Kuhlman Corporation regarding Communication Cable, Inc. dated November 29, 1995).

        (2)(b) Supplement dated February 1, 1996 to Offer to Purchase dated November 29, 1995 by Kuhlman Acquisition Corp. (incorporated by reference to Exhibit (a)(15) to Amendment No. 4 to Schedule 14D-1 of Kuhlman Acquisition Corp. and Kuhlman Corporation regarding Communication Cable, Inc. dated February 1, 1996).

        (2)(c) Letter of Transmittal to Tender Shares of Common Stock of Communication Cable, Inc. (incorporated by reference to Exhibit (a)(2) to Schedule 14D-1 of Kuhlman Acquisition Corp. and Kuhlman Corporation regarding Communication Cable, Inc. dated November 29, 1995).

        (23)(a) Consent of KPMG Peat Marwick LLP.

        (99)(a) Fifth Amendment to Credit Agreement dated as of February 5, 1996 (incorporated by reference to Exhibit (b)(10) to Amendment No. 5 to Schedule 14D-1 of Kuhlman Acquisition Corp. and Kuhlman Corporation regarding Communication Cable, Inc. dated February 12, 1996).

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 KUHLMAN CORPORATION
                                 (Registrant)

                                 By: /s/  Robert S. Jepson, Jr.
                                    ------------------------------
                                     Robert S. Jepson, Jr.
                                     Chairman and Chief
                                     Executive Officer



Dated:  April 26, 1996

                            KUHLMAN CORPORATION


                       INDEX TO FINANCIAL STATEMENTS
                    AND PRO FORMA FINANCIAL INFORMATION


COMMUNICATION CABLE, INC.

Independent Auditors' Report . . . . . . . . . . . . .  F-2

Balance Sheets as of October 31, 1995 and 1994 . . . .  F-3

Statements of Earnings for each of the three
   years in the period ended October 31, 1995. . . . .  F-4

Statements of Stockholders' Equity for each of
   the three years in the period ended
   October 31, 1995  . . . . . . . . . . . . . . . . .  F-5

Statements of Cash Flows for each of the three
   years in the period ended October 31, 1995. . . . .  F-6

Notes to Financial Statements. . . . . . . . . . . . .  F-7 through F-11



KUHLMAN CORPORATION AND SUBSIDIARIES AND COMMUNICATION CABLE, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet
   as of December 31, 1995 . . . . . . . . . . . . . .  F-12

Unaudited Pro Forma Condensed Combined Statement of
   Income for the year ended December 31, 1995 . . . .  F-13

Notes to Unaudited Pro Forma Condensed Combined
   Financial Statements  . . . . . . . . . . . . . . .  F-14 through F-15

Item 7(a)    Financial Statements of Business Acquired
- -------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT


The Board of Directors
Communication Cable, Inc.:


We have audited the accompanying balance sheets of Communication Cable, Inc.
as of October 31, 1995 and 1994 and the related statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Communication Cable, Inc. as of October 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three-year period ended October 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 1(f) to the financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, as of November 1, 1993.



                                            (Signature of KPMG Peat Marwick LLP)

Raleigh, North Carolina
December 15, 1995

- -------------------------------------------------------------------------------
BALANCE SHEETS
October 31, 1995 and 1994
- -------------------------------------------------------------------------------


                                                     1995           1994




ASSETS

CURRENT ASSETS:
  Cash and interest-bearing deposits..........   $ 5,339,837     1,797,290
  Accounts and notes receivable:
     Trade, less allowance for doubtful
       accounts of $107,000 and $200,000 in
       1995 and 1994, respectively............     7,431,279     7,629,229
     Other....................................       639,492        95,123
                                                 -----------    ----------
          Total accounts and notes
             receivable, net..................     8,070,771     7,724,352
                                                 -----------    ----------
  Inventories.................................     7,259,373     9,148,240
  Prepaid expenses............................       109,419        94,801
  Deferred income taxes.......................        32,952       196,495
                                                 -----------    ----------
          Total current assets................    20,812,352    18,961,178

PROPERTY, PLANT AND EQUIPMENT, NET............     6,781,453     8,450,256
INVESTMENT IN SUBLEASE........................       330,311       350,933
OTHER.........................................       138,996       137,003
                                                 -----------    ----------
                                                 $28,063,112    27,899,370
                                                 ===========    ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current installments of long-term debt......   $   409,234       417,072
  Accounts payable, trade.....................     3,328,592     3,160,336
  Accrued salaries, wages and bonuses.........       516,579       561,814
  Accrued income taxes........................       262,133        88,025
  Other accrued expenses......................       618,812       432,486
                                                 -----------    ----------
             Total current liabilities........     5,135,350     4,659,733

LONG-TERM DEBT, EXCLUDING CURRENT INSTALLMENTS     2,211,430     4,591,904
DEFERRED INCOME TAXES.........................       523,118       630,969
             Total liabilities................     7,869,898     9,882,606
                                                 -----------    ----------

STOCKHOLDERS' EQUITY:
  Common stock................................     2,577,425     2,494,839
  Additional paid-in capital..................    17,308,396    16,750,853
  Shareholder loan............................       (16,695)      (32,491)
  Retained earnings (deficit).................       324,088    (1,196,437)
                                                 -----------    ----------
             Total stockholders' equity.......    20,193,214    18,016,764
                                                 -----------    ----------
                                                 $28,063,112    27,899,370
                                                 ===========    ==========

See accompanying notes to financial statements.

- -------------------------------------------------------------------------------
STATEMENTS OF EARNINGS
Years ended October 31, 1995, 1994 and 1993
- -------------------------------------------------------------------------------


                                      1995           1994          1993
NET SALES.......................   $56,255,914    52,375,673    47,662,216
COST OF GOODS SOLD..............    45,010,171    41,204,980    37,417,594
                                   -----------    ----------    ----------
         Gross profit...........    11,245,743    11,170,693    10,244,622

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES......     8,827,300     8,600,575     7,510,430
                                   -----------    ----------    ----------
         Operating income.......     2,418,443     2,570,118     2,734,192

OTHER INCOME (EXPENSE):
  Interest expense..............      (352,045)     (349,567)     (356,672)
  Interest income...............       248,165       183,264       127,404
  Engineering services..........       136,500       152,011       214,360
  Gain (loss) on sale of
    equipment...................       (14,307)       47,339            --
  Gain on sale of Aerospace
    Systems division............       375,136            --            --
  Expenses related to terminated
    merger......................       (73,862)     (279,085)           --
  Gain on sale of patent rights.       431,450            --            --
  Other.........................        24,260         4,241        34,338
                                   -----------    ----------    ----------
         Total other............       775,297      (241,797)       19,430
                                   -----------    ----------    ----------
         Earnings before income
           taxes................     3,193,740     2,328,321     2,753,622

INCOME TAX EXPENSE..............     1,075,511       961,098     1,016,604
                                   -----------    ----------    ----------

         Net earnings before
           cumulative effect of
           change in accounting
           principle............     2,118,229     1,367,223     1,737,018

CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING FOR INCOME TAXES...            --       154,157            --
                                   -----------    ----------    ----------

         Net earnings...........   $ 2,118,229     1,521,380     1,737,018
                                   ===========    ==========    ==========

EARNINGS PER COMMON SHARE:

         Before cumulative effect
           of change in accounting
           principle............   $       .80           .51           .66
         Cumulative effect of
           change in accounting
           principle............            --           .06            --
                                   -----------    ----------    ----------
         Net earnings...........   $       .80           .57           .66
                                   ===========    ==========    ==========

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES AND COMMON SHARE
  EQUIVALENTS OUTSTANDING.......     2,632,359     2,657,112     2,647,286


See accompanying notes to financial statements.

- -------------------------------------------------------------------------------
STATEMENTS OF STOCKHOLDERS' EQUITY
Years ended October 31, 1995, 1994 and 1993
- -------------------------------------------------------------------------------


                  Common Stock     Additional            Retained     Total
              --------------------  paid-in Stockholder  earnings stockholders'
               Shares     Amount    capital     loan     (deficit)   equity
              --------- ---------- ----------  -------  ----------  ----------
Balance at
  October 31,
  1992....... 2,140,159 $2,140,159 12,846,898  (64,083)   (310,755) 14,612,219
Stock dividend
  (7%).......   149,653    149,653  1,831,155       --  (1,982,903)     (2,095)
Common stock
  issued.....     5,554      5,554     15,346       --          --      20,900
Stockholder
  loan
  repayment..        --         --         --   15,796          --      15,796
Net earnings.        --         --         --       --   1,737,018   1,737,018
              ---------  --------- ----------  -------  ----------  ----------
Balance at
  October 31,
  1993....... 2,295,366  2,295,366 14,693,399  (48,287)   (556,640) 16,383,838
Stock dividend
  (8%).......   183,930    183,930  1,975,559       --  (2,161,177)     (1,688)
Common stock
  issued.....    15,543     15,543     81,895       --          --      97,438
Stockholder
  loan
  repayment..        --         --         --   15,796          --      15,796
Net earnings.        --         --         --       --   1,521,380   1,521,380
              ---------  --------- ----------  -------  ----------  ----------
Balance at
  October 31,
  1994....... 2,494,839  2,494,839  16,750,853 (32,491) (1,196,437) 18,016,764
Stock dividend
  (3%).......    74,713     74,713     521,934      --    (597,704)     (1,057)
Common stock
  issued.....     7,873      7,873      35,609      --          --      43,482
Stockholder
  loan
  repayment..        --         --          --  15,796          --      15,796
Net earnings.        --         --          --      --   2,118,229   2,118,229
              --------- ----------  ---------- -------  ----------  ----------
Balance at
  October 31,
  1995....... 2,577,425 $2,577,425  17,308,396 (16,695)    324,088  20,193,214
              ========= ==========  ========== =======  ==========  ==========



See accompanying notes to financial statements.

- -------------------------------------------------------------------------------
STATEMENTS OF CASH FLOWS
Years ended October 31, 1995, 1994 and 1993
- -------------------------------------------------------------------------------


                                              1995          1994         1993

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings........................... $ 2,118,229    1,521,380   1,737,018
  Adjustments to reconcile net earnings
   to net cash provided by operating
   activities:
     Depreciation and amortization.......   1,184,642    1,087,391     920,286
     Loss (gain) on sale of equipment....      14,307      (47,339)         --
     Gain on sale of Aerospace Systems
       division..........................    (375,136)          --          --
     Gain on sale of patent rights.......    (431,450)          --          --
     Decrease in value of equipment
       held for resale...................          --       49,000      18,629
     Amortization of notes payable
       discounts.........................      20,426       21,982      23,478
     Increase (decrease) in deferred
       income taxes......................      55,692     (145,679)     12,767
     Decrease (increase) in accounts
       and notes receivable..............    (112,765)    (972,448)    509,141
     Decrease (increase) in inventories..     299,512   (1,939,691)   (654,570)
     Decrease (increase) in prepaid
       expenses..........................     (14,618)       1,623     (66,188)
     Increase (decrease) in accounts
       payable, trade....................     168,256      582,796    (314,775)
     Increase (decrease) in accrued
       expenses..........................     359,800      (75,872)      6,306
     Increase in other assets............      (1,993)        (901)     (9,134)
                                          -----------    ---------   ---------
          Total adjustments..............   1,166,673   (1,439,138)    445,940
                                          -----------    ---------   ---------
          Net cash provided by operating
            activities...................   3,284,902       82,242   2,182,958
                                          -----------    ---------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...................    (473,094)  (1,590,310) (1,365,748)
  Collections on investment in sublease..      18,418       28,457          --
  Net proceeds from sale of equipment....      17,332      202,000          --
  Proceeds from sale of Aerospace
    Systems division.....................   2,845,506           --          --
  Proceeds from sale of patent rights....     200,000           --          --
                                          -----------    ---------   ---------
          Net cash provided (used) by
            investing activities.........   2,608,162   (1,359,853) (1,365,748)
                                          -----------    ---------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of debt......................  (2,408,738)    (408,721)   (387,890)
  Proceeds from issuance of debt.........          --           --      34,436
  Decrease in cash restricted for the
    purchase of property, plant and
    equipment............................          --       42,152     130,306
  Proceeds from issuance of common stock
    and collections on stockholder loan..      59,278      113,234      36,696
  Cash portion of stock dividends for
    fractional shares....................      (1,057)      (1,688)     (2,095)
                                           ----------    ---------   ---------
          Net cash used by financing
            activities...................  (2,350,517)    (255,023)   (188,547)
                                           ----------    ---------   ---------
          Net increase (decrease) in
            cash.........................   3,542,547   (1,532,634)    628,663

CASH AND CASH EQUIVALENTS AT BEGINNING
  OF YEAR................................   1,797,290    3,329,924   2,701,261
                                           ----------    ---------   ---------

CASH AND CASH EQUIVALENTS AT END OF YEAR.  $5,339,837    1,797,290   3,329,924
                                           ==========    =========   =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
   Cash paid during the year for
     interest............................  $  385,769      340,994     352,052
                                           ==========    =========   =========
   Cash paid during the year for income
     taxes...............................  $  865,585    1,045,144   1,188,088
                                           ==========    =========   =========


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
During 1995, the Company sold patent rights and two machines with a net book value of $67,150 for $200,000 in cash and a note receivable of $298,600. During 1994, the Company subleased a building which was previously included in property, plant and equipment under a capital lease. Gross payments receivable at the inception of the sublease totaled $630,000.
During 1994 and 1993, the Company put into service in its production facilities certain equipment which was being held for resale totaling $139,600, and $226,000, respectively.

See accompanying notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
October 31, 1995, 1994 and 1993

(1) NATURE OF BUSINESS

Communication Cable, Inc. (the "Company") engineers, designs and manufactures specialty electronic cables to customer specifications for use in computers, data processing, telecommunications, medical electronic and the industrial electronic industries.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) BASIS OF FINANCIAL STATEMENT PRESENTATION

The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheets and income and expenses for the periods presented. Actual results could differ significantly from those estimates.

(B) REVENUE RECOGNITION

The Company records sales revenue when goods are shipped to customers.

(C) ACCOUNTS RECEIVABLE

The Company establishes an allowance for doubtful receivables equal to the estimated collection losses to be incurred. The estimated losses are based on actual collection experience and management's opinion of the current status of existing receivables. The Company's customers are widely dispersed throughout the United States.

(D) INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

(E) PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the assets.

(F) INCOME TAXES

In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion No. 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted Statement 109 as of November 1, 1993. The cumulative effect of this change in accounting for income taxes of $154,157 is determined as of November 1, 1993, and is reported separately in the statement of earnings for the year ended October 31, 1994. Prior years' financial statements have not been restated.

(G) EARNINGS PER SHARE

Earnings per share are based on the weighted average number of common shares and common equivalent shares outstanding during each period (2,632,359, 2,657,112 and 2,647,286 shares for the years ended October 31, 1995, 1994 and 1993, respectively). Common equivalent shares, which consist of stock options, have been included in the weighted average number of shares considered outstanding (when the effect of doing so is dilutive) based on the treasury stock method. All share and per share data have been restated to reflect a 3% stock dividend distributed April 30, 1995, a 8% stock dividend distributed April 30, 1994, and a 7% stock dividend distributed April 30, 1993.

(H) STATEMENTS OF CASH FLOWS

For purposes of the statements of cash flows, the Company considers all short-term investments with a maturity, at date of purchase, of three months or less to be cash equivalents.

(I) EMPLOYEE BENEFIT PLAN

The Company has a profit sharing and tax-qualified savings plan which was established pursuant to Section 401(K) of the Internal Revenue Code. It is the Company's policy to recognize plan costs as they accrue. Costs associated with the plan were immaterial for the years ended October 31, 1995, 1994 and 1993.

(3) CASH AND CASH EQUIVALENTS

Cash and cash equivalents are stated at cost, which approximates market, and consist of the following:

                                             October 31, 1995
                                    -----------------------------------
                                     Interest    Maturity
                                       Rate        Date        Amount
                                    ----------  ----------  -----------

Money market accounts.............    2.5%-4%     Daily     $  199,649
Eurobond fund.....................    5.35%       Daily      4,140,188
Industrial Development Put Bond...    Various     Weekly     1,000,000
                                                            ----------
                                                            $5,339,837
                                                            ==========


                                             October 31, 1994
                                    ----------------------------------
                                     Interest     Maturity
                                       Rate        Date        Amount
                                    ----------  ----------- -----------
Money market accounts.............    2.5%-3%      Daily    $  191,436
Eurobond fund.....................    4.75%        Daily       579,103
Government securities bonds.......    4.10%        Daily        26,751
Industrial Development Put Bond...    Various      Weekly    1,000,000
                                                            ----------
                                                            $1,797,290
                                                            ==========

(4) INVENTORIES

The components of inventories are as follows:

                                                 October 31,
                                           ----------------------
                                              1995         1994
                                           ----------   ---------
Raw materials and supplies..............   $3,330,499   3,541,882
Work-in-process.........................    2,382,158   3,574,501
Finished goods..........................    1,546,716   2,031,857
                                           ----------   ---------
                                           $7,259,373   9,148,240
                                           ==========   =========


(5) PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

                                                            October 31,
                                     Estimated       ------------------------
                               Useful Lives (Years)     1995         1994
                               --------------------  ----------   -----------
Land...........................    --                $   140,000      170,000
Buildings......................    30-39               3,461,307    4,003,886
Machinery and equipment........    3-12                8,113,199    8,274,753
Furniture and fixtures.........    3-7                   229,389      205,101
Vehicles.......................    5-7                    78,759       92,966
                                                     -----------   ----------
                                                      12,022,654   12,746,706
Less accumulated depreciation..                        5,241,201    4,296,450
                                                     -----------   ----------
                                                     $ 6,781,453    8,450,256
                                                     ===========   ==========


During 1995, the Company sold the fixed assets and inventory of the Aerospace Systems division for a cash price of $2,845,506, resulting in a gain before income taxes of $375,136.

(6) INVESTMENT IN SUBLEASE

During 1994, the Company sublet a building and accounted for the transaction as a direct financing sublease. The following is a summary of the investment in sublease:

                                                       October 31,
                                                   --------------------
                                                     1995        1994
                                                   --------    --------
Total lease payments receivable.................   $520,000    $580,000
Less unearned income............................    169,067     210,649
                                                   --------    --------
Net investment in sublease......................    350,933     369,351
Less amounts classified as current..............     20,622      18,418
                                                   --------    --------
Non-current portion of investment in sublease...   $330,311    $350,933
                                                   ========    ========


Future minimum payments to be received under the direct financing sublease for each of the five ensuing years ending October 31 are as follows:

1996.................................................   $ 60,000
1997.................................................     60,000
1998.................................................     60,000
1999.................................................     60,000
2000.................................................    280,000
                                                        --------
                                                        $520,000
                                                        ========


Interest income from investment in sublease was $41,231 in Fiscal 1995 and $28,603 in Fiscal 1994.
                                       F-8

(7) LONG-TERM DEBT

Long-term debt consists of the following:


                            October 31, 1995           October 31, 1994
                       -----------------------    -----------------------
                              Unamortized                Unamortized
                       Principal  Discount Net    Principal Discount  Net
                       ---------  -------- ---    --------- --------  ---

Industrial Revenue Bond
  issued by the Chatham
  County Industrial
  Facilities and Pollu-
  tion Control Financing
  Authority payable in
  monthly installments
  of $9,321 through
  2000. Interest is
  payable monthly at a
  rate of 80% of the
  prime rate (Prime
  rate at October 31,
  1995 was 8.75%) (a)... $  456,752     --   456,752   568,609     --   568,609

Industrial Revenue Bond
  issued by the North
  Carolina Industrial
  Facilities and Pollu-
  tion Control Financing
  Authority payable in
  $50,000 increments per
  year through 2008.
  Interest is payable
  quarterly at a rate
  of 4.7% (a)...........    650,000     --   650,000   700,000     --  700,000

Note issued in connection
  with acquisition of
  property and plant, due
  in 1998 (discount is
  based on imputed
  interest rate of
  10.375%)..............    188,750 45,563   143,187   203,750 65,989   137,761

Industrial Revenue Bond
  issued by the City of
  Texarkana, Arkansas
  Industrial Development
  Authority payable in
  various annual maturities
  ranging from $200,000
  -$260,000 through 2000.
  Interest is payable
  monthly at rates of
  6.6% to 7.0% (a)......  1,116,667     -- 1,116,667 1,300,417     -- 1,300,417

Capital lease payable in
  quarterly payments of
  $12,500 with a balloon
  payment $100,000 in 2000.
  (imputed interest rate
  of 12%)...............    234,416     --   234,416   275,953     --   275,953

Capital lease payable in
  monthly payments of $662
  through 1998. (imputed
  interest rate of 6%) The
  lease is secured by
  equipment with a book
  value of $23,367......     19,642     --    19,642    26,236     --   26,236

Note issued in connection
  with acquisition of
  property and plant.
  Paid in full upon sale
  of Aerospace Systems
  division..............         --     --        -- 2,000,000     -- 2,000,000
                         ---------- ------ --------- --------- ------ ---------
                          2,666,227 45,563 2,620,664 5,074,965 65,989 5,008,976
Less current
  installments..........    409,234     --   409,234   417,072     --   417,072
                         ---------- ------ --------- --------- ------ ---------
                         $2,256,993 45,563 2,211,430 4,657,893 65,989 4,591,904
                         ========== ====== ========= ========= ====== =========


(a) The proceeds of the Industrial Revenue Bonds ("IRBs") were restricted for the acquisition, construction and installation of the Company's manufacturing plants. The debt is secured by land, buildings, improvements, machinery and equipment. Provisions of the IRB agreements contain various loan covenants including prohibition against paying cash dividends or redeeming shares of the Company's stock. At October 31, 1995 the Company was either in compliance with or had obtained waivers for all covenants.

(b) At October 31, 1995, the Company had a $2,500,000 unused line of credit available at prime minus .25%.

(c) Maturities of long-term debt are as follows:

                                            Note       Capital
Year ending October 31,         IRBs       Payable     Leases       Total
- ------------------------    ----------     -------     -------    --------

1996....................       364,357      15,000      29,877      409,234
1997....................       379,357      15,000      33,177      427,534
1998....................       394,357     158,750      34,184      587,291
1999....................       409,357          --      32,612      441,969
2000....................       275,992          --     124,207      400,199
Thereafter..............       400,000          --          --      400,000
                            ----------     -------     -------    ---------
                            $2,223,420     188,750     254,057    2,666,227
                            ==========     =======     =======    =========


(8) FEDERAL AND STATE INCOME TAXES

The components of income tax expense for the years ended October 31, 1995, 1994 and 1993 consisted of the following:

                                     1995        1994        1993
                                 ----------    -------   ---------
Current:
  Federal.....................   $  907,722    854,151     901,073
  State.......................      112,097     98,469     102,764
                                 ----------    -------   ---------
                                  1,019,819    952,620   1,003,837
                                 ----------    -------   ---------
Deferred:
  Federal.....................       50,296      7,144      11,410
  State.......................        5,396      1,334       1,357
                                 ----------    -------   ---------
                                     55,692      8,478      12,767
                                 ----------    -------   ---------
Income tax expense............   $1,075,511    961,098   1,016,604
                                 ==========    =======   =========



The components of net deferred tax assets and net deferred tax liabilities are as follows:

                                                  October 31,
                                              -------------------
                                                1995       1994
                                              --------    -------
Deferred tax assets:
  Inventories, principally due to
    additional costs inventoried for tax
    purposes...............................   $ 75,539     86,917
  Accounts receivable, principally due to
    allowance for doubtful accounts........     39,205     73,747
  Tax income in excess of book income on
    long-term contracts....................         --     24,198
  Accrued expenses.........................     19,238     31,743
                                              --------    -------
    Total gross deferred tax assets........    133,982    216,605
                                              --------    -------
  Less valuation allowance.................         --         --
                                              --------    -------
    Net deferred tax assets................    133,982    216,605
                                              --------    -------
Deferred tax liabilities:
  Property, plant and equipment,
    principally due to differences in
    depreciation...........................    523,118    630,969
  Installment sale.........................     85,005         --
  Prepaid expenses.........................     16,025     20,110
                                              --------    -------
    Total gross deferred tax liabilities...    624,148    651,079
                                              --------    -------
    Net deferred tax liability.............   $490,166    434,474
                                              ========    =======


There have been no valuation allowances recorded for the years ended October 31, 1995 and 1994, because the tax benefits of deductible temporary differences can be realized by offsetting the tax effects of taxable temporary differences for which a deferred tax liability has been recognized.

Deferred income tax expense in 1993 primarily related to tax depreciation in excess of book depreciation.

The actual income tax expense for the years ended October 31, 1995, 1994 and 1993 differs from the "expected" amount (computed by applying the statutory federal income tax rate of 34% to the earnings before income taxes and cumulative effect of a change in accounting principle) as follows:

                                           1995     1994     1993
                                          ------   ------   ------
Computed "expected" tax expense........   34.0 %   34.0 %   34.0 %
Increase (decrease) in income taxes
  resulting from:
  State income taxes, net of federal
    tax benefit........................    2.4      2.8      2.5
  Expenses related to terminated
    merger.............................   (3.0)     4.1       --
  Other................................     .3       .4       .4
                                          ------   ------   ------
                                          33.7 %   41.3 %   36.9 %
                                          ======   ======   ======


(9) COMMON STOCK AND STOCK OPTIONS

The Company has authorized 10,000,000 shares of $1 par value common stock.

Options for up to 1,336,678 shares of common stock have been made available under the Company's stock option plans for directors and employees. The options are exercisable for a maximum of ten years from the grant date at an exercise price of not less than the fair market value of the common stock as of the date of the grant of the option. The options that have been granted and are exercisable at October 31, 1995 have a price range of $1.78 to $11.97 and if exercised would generate proceeds of approximately $2,321,713.
The average price of options exercised in 1995 was $5.52.

A summary of stock options is as follows:

Exercisable at October 31, 1993.......................   225,869
Stock dividend adjustment.............................    18,805
Granted...............................................    15,000
Exercised.............................................   (15,543)
Forfeited.............................................    (3,564)
                                                         -------
Exercisable at October 31, 1994.......................   240,567
Stock dividend adjustment.............................     9,179
Granted...............................................    68,500
Exercised.............................................    (7,873)
Forfeited.............................................    (7,296)
                                                         -------
Exercisable at October 31, 1995.......................   303,077
                                                         =======


On February 25, 1991 the President of the Company borrowed $79,879 from the Company to exercise stock options. The loan is evidenced by an unsecured five-year promissory note of that date, payable in five equal annual installments plus interest at the applicable federal rate as published by the Internal Revenue Service beginning December 31, 1991.

(10) SALES TO MAJOR CUSTOMERS

During 1995, net sales to a single customer amounted to 11% of the Company's net sales. In 1994, net sales to the same customer amounted to 10% of the Company's net sales. In 1993, no single customer accounted for 10% or more of the Company's net sales.

(11) QUARTERLY INFORMATION (UNAUDITED)


                                           Fiscal 1995
                       -------------------------------------------------
Three months ended        1/31/95      4/30/95      7/31/95     10/31/95
- --------------------   -----------   ----------   ----------   ---------
Net sales...........   $12,754,209   14,138,344   14,566,134   14,797,227
Gross profit........     2,573,125    2,784,313    2,720,934    3,167,371
Net earnings........       238,149      337,068      544,800      998,212
Earnings per share..           .09          .13          .21          .38


The quarter ended July 31, 1995 included the sale of certain patent rights which increased net earnings by $217,719 and earnings per share by $.08.
The quarter ended October 31, 1995 included other income from engineering services of $136,500 which increased after tax net earnings by $85,856 and earnings per share by $.03. Also, the quarter ended October 31, 1995 included the sale of the Aerospace Systems division which increased net earnings by $235,953 and earnings per share by $.09.


                                                Fiscal 1994
                        --------------------------------------------------
  Three months ended       1/31/94      4/30/94      7/31/94     10/31/94
- ----------------------- -----------   ----------   ----------   ----------
Net sales.............. $12,105,626   12,267,232   13,445,883   14,556,932
Gross profit...........   2,761,365    2,639,963    2,829,746    2,939,619
Net earnings...........     581,954      430,277      399,066      110,083
Earnings per share.....         .23          .16          .15          .04


The quarter ended April 30, 1994 included other income from engineering services of $152,011 which increased after tax net earnings by $95,612 and earnings per share by $.04.

(12) SUBSEQUENT EVENTS (UNAUDITED)

On January 20, 1996, the Company signed an Agreement and Plan of Merger with Pentair, Inc. providing for a merger of the Company at a cash price of $13.50 per share of outstanding common stock. Pursuant to the terms of the Merger Agreement, the Company granted to Pentair an option to purchase up to 300,000 shares of the Company's common stock at $13.50 per share, exercisable until February 22, 1996. The Company will be required to pay Pentair a $1,000,000 termination fee, plus expenses of up to $250,000, if the Company is acquired by another party and under certain other circumstances. Consummation of the merger is subject to shareholder approval and certain other conditions. On January 22, 1996, Kuhlman Corporation announced in a press release that it would increase the purchase price in its previously announced tender offer from $13.062 to $14.00 per share.

Item 7(b) Pro Forma Financial Information

                    KUHLMAN CORPORATION AND SUBSIDIARIES
                        AND COMMUNICATION CABLE, INC.

                   UNAUDITED PRO FORMA CONDENSED COMBINED
                                BALANCE SHEET


                                       Communication  Pro Forma    Pro Forma
December 31, 1995              Kuhlman     Cable     Adjustments   Combined
- -----------------------------------------------------------------------------
                                                      (Note 4)
In thousands
ASSETS
Current Assets
Cash and cash equivalents..   $    581   $  5,340   $ (5,300)(a)   $    621
Accounts receivable........     55,753      7,431        ---         63,184
Inventories................     41,833      7,259     (1,150)(b)     47,942
Other current assets.......      8,436        782      1,760 (c)     10,978
                              ---------------------------------------------
Total current assets.......    106,603     20,812     (4,690)       122,725
                              ---------------------------------------------
Plant and equipment - net..     66,249      6,781      4,000(d)      77,030
                              ---------------------------------------------
Intangible assets and other
  long-term assets.........     42,050        470     20,548(e)      63,068
                              ---------------------------------------------
        ...................   $214,902   $ 28,063   $ 19,858       $262,823
                              =============================================


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Current portion of
  long-term debt...........   $ 10,522   $    409   $    ---       $ 10,931
Accounts payable...........     28,542      3,329        ---         31,871
Accrued liabilities........     28,357      1,397      2,752(f)      32,506
                              ---------------------------------------------
Total current liabilities..     67,421      5,135      2,752         75,308
                              ---------------------------------------------
Long-term debt.............     63,653      2,212     35,779(g)     101,644
                              ---------------------------------------------
Other long-term
  liabilities..............      9,596        523      1,520(h)      11,639
                              ---------------------------------------------
Total liabilities..........    140,670      7,870     40,051        188,591
                              ---------------------------------------------

Total shareholders' equity.     74,232     20,193    (20,193)(i)     74,232
                              ---------------------------------------------

       ....................   $214,902   $ 28,063   $ 19,858       $262,823
                              =============================================


             The Notes to Unaudited Pro Forma Condensed Combined
             Financial Statements should be read in conjunction
                           with this balance sheet

                    KUHLMAN CORPORATION AND SUBSIDIARIES
                        AND COMMUNICATION CABLE, INC.

                   UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF INCOME
                    FOR THE YEAR ENDED DECEMBER 31, 1995

                                                       Pro Forma      Pro
                                      Communication   Adjustments    Forma
                             Kuhlman      Cable        (Note 4)     Combined
- ----------------------------------------------------------------------------
In thousands
Net sales................  $ 425,384   $  56,256   $  (2,030)(j)   $ 479,610
Cost of goods sold.......    341,277      45,010      (2,030)(j)     384,257
                           -------------------------------------------------
  Gross Profit...........     84,107      11,246         ---          95,353
                           -------------------------------------------------

Operating expenses:
Selling, engineering,
  general and
  administrative.........     54,946       8,827        (140)(k)      63,633
                           -------------------------------------------------
Operating profit.........     29,161       2,419         140          31,720
                           -------------------------------------------------

Other income (expense):
Interest expense, net....     (7,066)       (104)     (2,712)(l)      (9,882)
Merger expenses..........     (4,510)        ---         ---          (4,510)
Other, net...............        493         879         ---           1,372
                           -------------------------------------------------
  Total other income
    (expense), net.......    (11,083)        775      (2,712)        (13,020)
                           -------------------------------------------------

Income before taxes......     18,078       3,194      (2,572)         18,700
Taxes on income..........      8,034       1,076        (647)(m)       8,463
                           -------------------------------------------------

Income before
   extraordinary item....  $  10,044   $   2,118   $  (1,925)      $  10,237
                           =================================================

Income before
  extraordinary item
  per share..............  $    0.76                               $    0.78
                           =========                               =========

Weighted average common
  shares and common
  stock equivalents......     13,178                                  13,178
                           =========                               =========



             The Notes to Unaudited Pro Forma Condensed Combined
             Financial Statements should be read in conjunction
                             with this statement

                        NOTES TO UNAUDITED PRO FORMA
                   CONDENSED COMBINED FINANCIAL STATEMENTS

1. On February 16, 1996, Kuhlman Corporation (the "Company"), through a wholly-owned subsidiary, completed a tender offer for the outstanding shares of Communication Cable, Inc. ("CCI"), a North Carolina corporation traded on NASDAQ, for $14.00 per share in cash. CCI engineers, designs and manufactures a wide variety of low voltage electronic wire and cable products. Through the tender offer, previously owned shares of CCI, and a redemption process conducted by CCI pursuant to the North Carolina Control Share Acquisition Act, the Company owned approximately 92% of all CCI shares outstanding as of March 31, 1996, for an aggregate total cost of approximately $40,404,000. The Company plans to purchase the remaining CCI shares outstanding as soon as practicable. The acquisition of CCI will be accounted for as a purchase. The acquisition of CCI shares was funded primarily through a $40,000,000 increase in the Company's bank credit facility.

2. The Company operates and reports on a December 31 calendar year basis. CCI operated and reported on an October 31 fiscal year basis. The unaudited pro forma condensed combined balance sheet combines the balance sheet of Kuhlman as of December 31, 1995 with the balance sheet of CCI as of October 31, 1995. The unaudited pro forma condensed combined statement of income combines the statement of income of Kuhlman for the calendar year ended December 31, 1995 with the statement of earnings of CCI for the fiscal year ended October 31, 1995.

3. The accompanying unaudited pro forma condensed combined balance sheet as of December 31, 1995 has been prepared as if the acquisition of all of the outstanding shares of CCI had been effective on December 31, 1995.
    The unaudited pro forma combined statement of income for the year ended December 31, 1995 has been prepared as if the acquisition of all of the outstanding shares of CCI had been effective January 1, 1995. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made. The pro forma financial statements are for information purposes only and are not necessarily indicative of the financial condition or results of operations that would have occurred if the acquisition had been consummated as of January 1, 1995.

4.  Explanation of Pro Forma Adjustments

      (a) A decrease in cash to reflect its use to reduce acquisition debt, offset by cash proceeds of $6,075,000 received from the exercise of CCI stock options prior to the acquisition.

      (b) A decrease in inventory to reflect its fair market value to the Company at the date of acquisition. The reduction in value is attributable to the writedown of inventories associated with the exit of certain product lines and the Company's strategy with respect to the management of its working capital resources.

      (c) An increase in the deferred income tax asset to reflect the tax effect of purchase accounting adjustments.

      (d) An increase in plant and equipment, net to reflect its fair market value at the date of acquisition.

      (e) An increase to record the excess of purchase price over the fair market value of the net assets acquired at the date of acquisition.

      (f) An increase in accrued liabilities to record costs associated with the exit of certain product lines, severance costs and other transaction-related expenses associated with the acquired business.

      (g) An increase in debt to reflect the cost of the acquisition, including all of the outstanding shares of CCI and estimated transaction costs, totaling approximately $47,154,000, offset by cash proceeds of approximately $6,075,000 from the exercise of CCI stock options prior to the acquisition and the use of excess cash of $5,300,000 to reduce the acquisition debt.

      (h) An increase in the long-term deferred tax liability to reflect the tax effect of the purchase accounting adjustments to plant and equipment.

      (i) To record Kuhlman's purchase of all of CCI's outstanding common shares, offset by the increase in equity resulting from the aforementioned exercise of CCI stock options.

      (j) A decrease in sales and cost of sales to eliminate intercompany sales between Kuhlman and CCI.

      (k) A decrease in general and administrative expenses of $700,000 to eliminate non-recurring and redundant costs, partially offset by $560,000 of intangible amortization resulting from the acquisition.

      (l) An increase in interest expense to reflect the carrying cost of the acquisition debt at Kuhlman's average borrowing rate.

      (m) A decrease in taxes on income to reflect the pro forma tax impact of the CCI acquisition.

Exhibit (23)(a)




                        Independent Auditor's Consent


The Board of Directors
Communication Cable, Inc.:

We consent to the inclusion of our report dated December 15, 1995, with respect to the balance sheets of Communication Cable, Inc. as of October 31, 1995 and 1994 and the related statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1995, which report appears in Form 8-K/A of Kuhlman Corporation dated April 26, 1996. Our report refers to the fact that on November 1, 1993, Communication Cable, Inc. adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."



                                      (Signature of KPMG Peat Marwick LLP)

Raleigh, North Carolina
April 23, 1996